Exhibit 10.18

FIRST AMENDMENT TO INDUSTRIAL LEASE

This First Amendment to Industrial Lease (this “First Amendment”) is made as of this 13th day of January, 2006, by and between FR/CAL Northwest Alpha, LLC, a Delaware liability partnership (“Landlord”), and GCT Semiconductor, Inc., a Delaware corporation (“Tenant”). The effective date of this First Amendment shall be March 15, 2006 (the “Effective Date”).

RECITALS

A. WHEREAS, The Realty Associates Fund III, L.P. (“Original Landlord”), predecessor-in-interest to Landlord, and Tenant entered into that certain lease (the “Original Lease”) dated February 15, 2001 whereby Original Landlord leased to Tenant, and Tenant accepted and leased from Original Landlord, certain premises consisting of approximately 15,067 square feet (the “Original Premises”) in the building located at 2121 Ringwood Avenue, San Jose, California (the “Property”); and

B. WHEREAS, Landlord and Tenant desire to amend certain terms of the Original Lease in accordance with the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and the terms and provisions of this First Amendment, Landlord and Tenant agree as follows:

1.

Defined Terms. All terms used in this First Amendment but not otherwise defined in this First Amendment shall have the same meanings respectively ascribed to them in the Original Lease. The Original Lease, as modified by this First Amendment, is referred to as the “Lease”.

2.

Reduction of Premises. As of the Effective Date, the Original Premises shall be reduced to equal approximately 9,919 rentable square feet, such reduced premises shall constitute the “Premises” as defined in the Original Lease, such that the Premises shall thereafter be comprised of approximately 9,919 rentable square feet in the aggregate, as depicted on Exhibit A attached hereto and made a part hereof. The Lease shall terminate with respect to the remainder of the Original Premises as of the Effective Date. Within a reasonable time after the Effective Date, Landlord shall (a) inspect and repair, as needed, the crack in the wall as identified in Exhibit B attached hereto and (b) replace damaged and discolored ceiling tiles. On Effective Date, Tenant shall surrender that portion of the Original Premises being removed from the Premises hereby (the “Reduction Space”) in accordance with the terms of Section 13.5 of the Lease.

3.

Extension of Lease Term. Effective upon the Effective Date, the Term shall be extended until September 14, 2007 (the “Extended Term”). During the Extended Term, all of the conditions set forth in the Original Lease shall remain in full force and effect, except as expressly modified by, or inconsistent with, the terms of this First Amendment. Any option to renew or extend contained in the Original Lease is hereby waived by Tenant and terminated.

4.	Payment of Base Rent. The schedule of Base Rent, as set forth in Section 2.2 of the Addendum to the Original Lease, shall be deleted in its entirety and replaced with the following schedule:

Lease Period	Annual Base Rent	Monthly Base Rent
Effective Date–September 14, 2007	$83,319.60	$6,943.30

5.

Security Deposit. Pursuant to Section 1.12 of the Original lease, Landlord currently holds, as Tenant’s Security Deposit, (i) a Letter of Credit in the amount of $530,358.40 (the “Letter of Credit”) and (ii) cash in the amount of $48,214.40. Provided that this First Amendment is duly executed and delivered to Landlord, one (1) month prior to the Effective Date, Landlord shall (a) return the Letter of Credit to Tenant and (b) return to Tenant an amount equal to $41,271.10 so that the Security Deposit shall equal $6,943.30.

6.

Tenant Percentage Share. The percentage “9.3%” contained in Section 1.11 of the Original Lease is hereby deleted in its entirety and replaced with “6.12%”, such that Tenant’s Percentage Share (as described in Section 6.4 of the Original Lease) shall now equal 6.12%.

7.	Parking. The words “59 parking spaces” contained in Section 1.13 of the Original Lease are hereby deleted in their entirety and replaced with the following: “39 parking spaces”.

8.

Conflict. In the event there is conflict or inconsistency between the terms and conditions of this First Amendment and the terms and conditions of the Lease, the terms and conditions of this First Amendment shall control. Except as otherwise expressly amended hereby, the Lease shall remain in full force and effect according to its terms.

9.

Counterparts; Facsimile. This First Amendment may be executed in two (2) or more counterparts, each of which shall be considered an original and all of which, when taken together, shall constitute one (1) instrument. A facsimile counterpart of this First Amendment shall be deemed an original for all relevant purposes.

(Signature Pages Follow)

2

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the date first written above.

LANDLORD: FR/CAL NORTHWEST ALPHA, LLC

By:	[signature illegible]
Its:	VP Leasing Operations
2/6/06

S-1

TENANT: GCT SEMICONDUCTOR, INC., a Delaware corporation

By:	/s/ Ron Wilderink
Its:	CFO

S-2

EXHIBIT A

Depiction of Premises

A-1

EXHIBIT B

B-1